UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commercial Bancgroup, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	62-1039469
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6710 Cumberland Gap Parkway Harrogate, Tennessee	37752
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) , check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289862

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Commercial Bancgroup, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration of its common stock, $0.01 par value per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-l, as amended, originally filed with the SEC on August 26, 2025 (Registration No. 333-289862), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are listed on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMERCIAL BANCGROUP, INC.

Date: October 1, 2025	By:	/s/ Terry L. Lee
Terry L. Lee
President and Chief Executive Officer

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